EXHIBIT 23.1 - CONSENT OF COOPERS & LYBRAND L.L.P.



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 4, 1997, on our audits of the consolidated financial statements of Poore Brothers, Inc. and Subsidiaries. We also consent to the reference to our firm under the caption "Experts."


COOPERS & LYBRAND L.L.P.


Phoenix, Arizona
April 28, 1997